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                                                                   Exhibit 10.18
                                                     Shen (Nan) C No. 0603880



                              HOUSE LEASE CONTRACT










       Formulated by the Shenzhen Urban Planning & Land & Resources Bureau


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                              HOUSE LEASE CONTRACT


Lesser (Party A):          China Great Wall Computer Shenzhen Co., Ltd,
                           Great Wall Technology Limited
Address:                   2 Kefa Road, Technology Industrial Park, Nanshan
                           District, Shenzhen City
House lease permit No.:    Not Applicable
Authorized agent:          Not Applicable
Address:                   Not Applicable

Lessee (Party B):          Advance Energy Industries (Shenzhen) Co., Ltd
Address:                   910, Anhui Building, No. 6007, Shennan Road,
                           Shenzhen City

Business license or ID number:

This contract is made in accordance with stipulations of the Regulations of Shenzhen Special Economic Zone on House Lease and the implementation rules thereof by and between Party A and Party B through consultation. The parties agree as follows:

Article 1. Party A will lease to Party B for the latter's use the premises located on the 3rd floor (four stories in total), Factory Building #1 of the Great Wall Technology Building, Sci-tech Industrial Park, Nanshan District, Shenzhen City. The total leased construction area is 8135.36 square meters.

Article 2. The lease period of the premises of Party B shall be 5 year(s) and month(s), starting on the 16th day of April, 2003 and ending on the 15th day of April, 2008.

Article 3. The premises leased by Party A to Party B shall be used for manufacturing and general office purpose.

If Party B intends to use the rented premises for other purpose, written approval shall be first obtained from Party A and Party B shall in addition complete approval formalities in connection with the alteration of premises use as per relevant laws and regulations and ensure that relevant State regulations on fire safety are complied.

Article 4. Party A shall guarantee that the purpose of the premises as listed in article 3 conform to the stipulations of relevant laws, regulations and rules.

Party B undertakes that his actions during the use of the leased premises will conform to the stipulations of relevant laws, regulations and rules.


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Article 5. The unit rent of the leased premises shall be ________ RMB Yuan (in words) per square meter per month, and the total monthly rent shall be _________________________________________________ RMB Yuan (in words), where rent payable to Great Wall Technology is ________ RMB Yuan, and rent to Great Wall Computer is _________ RMB Yuan.

Party B shall pay the rent to Party A before the ____ day of every and each month (the ____ day of the _____ month of each quarter).

( LEFT BLANK FOR ARTICLE 5. TO REFER TO ADDITIONAL CLAUSES 4 AND 5.)

Article 6. Party A shall deliver the leased premises to Party B before the day of the 16th day of January, 2003.

Should Party A fail to deliver the leased premises by the above-mentioned date, Party B shall be entitled to request extension of the contract period which shall be confirmed by signatures of both parties.

Article 7. During the term of the lease, house property tax, land use fees of the leasehold, premises lease administration fee and other taxes shall be borne by Party A; expenses for water, power, cleaning, management fee of the premises (building) and communication fees shall be borne by Party B.

Article 8 (deleted)

Article 9. A guarantee money is permitted under this contract. Upon delivery of the leased premises, Party A may demand from Party B a payment amounting to 1.5 months' rent, that is four hundred twenty-seven thousand eight hundred ninety-four RMB Yuan (in words) as guarantee money.

Party A shall issue a receipt to Party B for the guarantee money paid by Party B.

Both parties shall perform the articles agreed upon under this contract; and the Party in default shall bear liability for breach of contract in accordance of the law.

Article 10. Party A shall ensure for the safety of the premises and the interior facilities and the conformity with requirements of relevant laws, regulations and rules. Party B shall use the facilities within the premises in a normal way, protect and safeguard them against damages from unusual application. Upon termination of this contract, Party B shall immediately return the premises and ensure for the intactness of the premises and the internal facilities (except for normal wear and tear), and pay up all charges and fees borne by Party B.


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Article 11. During the utilization of the leasehold, upon damage or failure of or occurring to the leased premises or/and their internal facilities which may affect safety or the normal use thereof, Party B shall immediately notify Party A and take effective measures; Party A shall carry out maintenance thereof within 1 day(s) after receipt of Party B's notice; If Party B can in no way notify Party A or if Party A refuses to undertake maintenance, Party B may, after examination and certification by the registry organ of this contract, carry out repair and maintenance on behalf of Party A.

The maintenance and repair costs (including those for maintenance carried out by Party B on behalf of Party A) shall be borne by Party A.

Article 12. Party B shall be responsible for the repair and maintenance of damages, of the premises or the failure or faults of their internal facilities caused by the improper or unreasonable use of Party B. In case Party B refuses to repair or compensate, Party A shall, after examination and certification by the registry organ of this contract, conduct maintenance on behalf of Party B; the expenses incurred thereby shall be borne by Party B.

Article 13. During the term of this contract, rebuilding, expansion, or decorating of the leased premises by Party A, if reasonably necessitated, may be carried out by Party A with approval from Party B and after obtaining permit from relevant governmental departments, on which an extra agreement in writing shall be signed by both parties.

Article 14. Without prior written consent from Party A, Party B shall not sublease the leased premises, whether in whole or in part, to any third Party. Sublease with approval from Party A shall be registered with the administrative department for leased houses, but the sublease shall not expire later than the original expiry date of this Contract. Party B shall warrant that the leased premises will not be further subleased by his sublessee.

Article 15. During the term of this contract, if Party A needs to sell any or all parts of the leased premises, Party A shall notify Party B one month in advance, and Party B shall have a preemptive to buy the leased premises under the same conditions.

Should the premises be sold to others, Party A shall assure continued performance of this contract by the purchaser.

Article 16. During its term, this contract will automatically terminate in any of the following events:
(1) Non-performance of contract caused by force majeure or accidental events;
(2) Leased premises must be demolished because governmental decision of requisition of the land on which the premises are built.


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Article 17. Party A may terminate this contract under the following events;
Party B shall compensate Party A for any loss caused to Party A thereof:

(1) Party B has not paid rent for more than one month(s);
(2) All aggregate outstanding payment of Party B amounts to more than thirty thousand Yuan;
(3) Party B uses the leased premises for other purposes without neither consent from Party A nor approval from relevant department;
(4) The leased premises or facilities have been seriously damaged as a result of Party B's default of maintenance responsibility or payment of repair fees in violation of article 12 hereunder;
(5) Renovation of the leased premises by Party B without prior written consent or approval from relevant department; and
(6) Party B has subleased the leased premises to others without written consent from Party A.

If under above circumstances, this contract is dissolved by Party A on its part, a written notice shall be issued to Party B, who shall vacate and return the leased premises to Party A; any balance of advanced payments of Party B shall be refunded to Party B; notwithstanding the foregoing, the guarantee money may be withheld by Party A.

Article 18. Party B may terminate this contract under the following events and be compensated by Party A for any loss caused to Party B thereof:

(1) Party A has delayed delivering the leased premises to Party B for more than one month(s);
(2) Party A's violation of article 4 herein makes it impossible for Party B's continuous use of the leased premises for the intended purpose;
(3) Party A's non-performance of the maintenance responsibility or payment of repair charges in breach of article 11 herein makes it impossible for Party B to continue the lease of the premises;
(4) Party A has rebuilt, expanded or renovated the leased premises by without consent from Party B or approval from relevant department.

If for any of the above reasons, Party B unilaterally terminates this contract, a written notice shall be issued to Party A immediately; Party B shall vacate the leased premises without delay and shall have the right to demand payment of double guarantee money, the amount of eight hundred fifty-five thousand seven hundred eighty-eight RMB Yuan (in words) as liquidated damages, as well as refunding of any balance of advanced payments.


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Article 19. Upon the expiry of the contract term, if Party B needs to further rent the houses, Party B shall propose to Party A his wish of renewal within one month before the expiry; if Party A intends to continue leasing the premises, Party B shall have preemptive right to rent the premises under the same conditions.

When agreement is reached on renewal of lease, a new contract shall be entered by both parties, to be registered again with contract registry organ.

Article 20. After expiry of this contract, Party B shall vacate and return to Party A the leased premises within 10 days after termination. Party B fails to vacate and return the leased premises, Party A can bring legal actions against Party B with the people's court.

Article 21. Party B shall pay Party A for any overdue rent a late payment fee at a daily rate of 3% of the monthly rent for the overdue amount.

Article 22. If Party B subleases any or all parts of the leased premises without Party A's approval, Party B shall pay Party A a penalty fee of seventy RMB Yuan (in words) for every square meter subleased per month (day).

Article 23. Either party in default of the obligations hereunder, which leads to loss to the other party, shall compensate the other party for any actual loss and predictable gains.

Article 24. Any addition or deletion to this form contract by the parties can be listed in the annex, which is as equally authentic as this contract.

Any matter not covered by this contract can be consulted by and between both parties and dealt with in supplementary agreement, which shall be registered with the original contract registry organ and shall be equally effective as this contract.

Article 25. Any disputes between the parties arising out of the performance of this contract shall be resolved through consultation, or upon failure of such effort, be submitted to the registry organ of this contract for conciliation or
(X) submitted to Shenzhen Arbitration Commission for arbitration; or
( ) litigation with the people's court. (The parties shall choose either one of the above two methods and tick in the square where appropriate).

Article 26. This contract shall be rendered in Chinese text, with copies in English language.


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Article 27. This contract is in quadruplicate, one copy (copies) to be held by
Party A, one copy (copies) to be held by Party B, one copy (copies) for the contract registry organ, and one copy (copies) for the relevant departments.

Article 28. This contract is effective upon the date of signing.


Party A (seal or signature):
Legal representative:
Contact telephone:
Bank A/C:
Authorized agent (seal or signature):

Party B (seal or signature):
Legal representative:
Contact telephone:
Bank A/C:
Authorized agent (seal or signature):                            on
                                                                    ------------

Registered by (seal or signature):                               on
                                                                    ------------

On behalf of contract registry organ (seal or signature):        on
                                                                    ------------
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Additional Clauses

1.    The Real Property Ownership Certificate

(1) (Shenzhen Nan Shan District Science and Technology Industry Park Great Wall Science and Technology Development and Production Base #1 Plant) (1# Plant") was built and owned by Great Wall Science and Technology Stock Company ("Great Wall Technology") and China Great Wall Computer Shenzhen Stock Company ("Great Wall Computer"). Great Wall Technology has entrusted Great Wall Computer as its agent to "lease, operate and manage" its share in the 1# Plant (The Power of Attorney is attached herewith)

(2) The Real Property Ownership Certificate has not been granted yet. Party A promises that it will be responsible for all the losses caused to Party B during the term of this Lease Contract in connection with the title of the Leased Premises.

2.    Real Property Leasing Contract Registration

(1) Upon the execution of this Lease Contract, the parties should apply to the Real Property Leasing Administration Authority of Nanshan District for registration of the Lease as soon as possible. The rent, water and power charges and management fee payable by Party B under this Lease shall be paid only after this Lease Contract has been registered with the Real Property Leasing Administration Authority of Nanshan District (or the Real Property Leasing Certificate has been granted).

(2) If the Nanshan District Real Property Leasing Administration Authority refuses to register this Lease Contract (or issue the Real Property Leasing Certificate) due to Party A's fault, Party B may rescind the Lease and Party A shall be responsible for any losses suffered by Party B there of.

3.    Management of the Premises

      Party A shall be responsible for the safety, environment hygiene and the maintenance of the public area and facilities while Party B shall be responsible for the safety, hygiene and other matters within the Leased Premises.


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4.    Rent, Utility Charge and Management Fee

(1) Party B will rent 8,150.36 m(2) construction areas (including corridors, site for the Nitrogen tank, the "Leased Premises"), and the rent and management fee (which shall be RMB5.5 m(2)/month) payable shall be as follows:

The Lease Period    Rent Per m(2)(RMB)   Monthly Rent (RMB)     Mngt. Fee (RMB)
----------------    ------------------   ------------------     ---------------
03/4/16--03/4/30                   35            142,631.3             22,413.5
03/5/01--06/4/30                   35            285,262.6               44,827
06/5/01--08/3/31                36.75            299,525.7               44,827
08/4/01--08/4/15                36.75            149,762.9             22,413.5

(2) Utility charge shall be paid at the government rate accordance with the actual amount of consumption.

(3) At any point during the term of the lease, Party A should not charge any rental increment should Party B make any improvement to the building. Party B will need to get pre-approval from Party A and all improvement charges will be bear by Party B.

5.    Payment

(1) Rent shall be paid to Great Wall Technology and Great Wall Computer at the ratio of 66:34 as set out in the following chart. Both Great Wall Technology and Great Wall Computer shall issue tax invoice separately to Part B for the payments.


                                             Great Wall           Great Wall
The Lease Period    Monthly Rent (RMB)       Technology            Computer
----------------    ------------------    ----------------     ----------------

03/4/16--03/4/30            142,631.3             94,136.7             48,494.6
03/5/01--06/4/30            285,262.6            188,273.3             96,989.3
06/5/01--08/3/31            299,525.7              197,687            101,838.7
08/4/01--08/4/15            149,762.9             98,843.5             50,919.4


(2) Utility charge and management fee shall be paid to Great Wall Computer in accordance with the invoice.


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6.    Renovation

(1) Party A shall build the partition between the Leased Premises and the rest area of the third floor in accordance with Party B's design.

(2) Party B shall be responsible for the renovation within the Leased Premises. Before Party B starts the renovation, it must obtain Party A's consent, which may not be unreasonably with held, and necessary government approvals (if any).

(3) If Party B's renovation of the Leased Area requires technical support, such as structure renovation, from Party A, the parties shall deal with such issues in a separate contract.

(4) Party A shall grant Party B 3 month rent-free renovation period, from 16 January 2003 to 15 April 2003. Party B shall be responsible for the utility charge and management fee incurred in the period. Party B shall pay Party A the 3 month management fee in the amount of RMB134,233 with 5 days from the date when this Lease Contract has been registered with the Real Property Leasing Administration Authority of Nanshan District (or the Real Property Leasing Registration Certificate has been granted). Party B shall pay party A RMB142,631.3 as the rent for the period of 16 April 2003 to 30 April 2003. From 1 May 2003, Party B shall pay Party A the monthly rent within the first 10 days of the month. The rent for April 2003 and May 2003 shall be paid together in May 2003.

7. During the term of the lease, Party B will be granted un-obstructed access to the Leased Premises 24 hours a day, seven days a week for all 52 weeks of each year by Party A

8.    Cargo Lift and Public Passages

      Party A agrees to allocate and provide the exclusive use of one cargo lift (the number of the lift is ). Party A shall be responsible for the maintenance of the cargo lift while Party B shall be responsible for the operation of the lift. Party A shall undertake and ensure that the allocated cargo lift is in good working condition at all times. Party B shall undertake and ensure proper usage of the cargo lift.



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9.    Site for Nitrogen Tank

      Party A agrees to provide a site of about 15 m(2) at appropriate location outside of the 1 # Plant to Party B for the its nitrogen tank. The rent and management fee for this site shall be at the same rates as applied to the Leased Premises.

10.   Parking Space

      Party A shall provide Party B allocated free of charge parking space for 4 automobiles at the parking lot of 1 # Factory Building.

11.   Environment Protection

(1) Party B shall have the right to conduct radioactive and environmental pollution survey and testing of the inner and outer Leased Premises prior to initiating its Initial Interior Improvements and to inform Party A of all results of the survey and testing. In case that the radioactive and other environmental pollution levels do not conform to the relevant National and local standards of the PRC, Party A shall be responsible for eliminating the environmental pollution, and shall deliver Party B with the Leased Premises that comply with the National and local standards of the PRC. In this event, the 3 month rent-free period as mentioned in Additional Clause 6 (4) herein shall start from the date of delivery of the Leased Premises which comply with the National and local standards, and the term of the lease shall also be postponed accordingly.

(2) Party A shall undertake and ensure to hold Party B harmless against any damages arising out of or in connection with any environmental pollution caused by or in connection with Party A or other tenants of the Great Wall Technology Building. IF the pollution is caused by Party A, Party A shall promptly eliminate the pollution. If the pollution is caused by other tenants, Party A shall undertake procure that such tenants promptly eliminate the pollution. If such tenant fails to do so within a reasonable period of time, Party A shall be responsible for eliminating the pollution.


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(3)   Party B shall comply with the National and local standards in the PRC in relation to the pollution levels using the Leased Premises. Party B shall undertake and ensure to hold Party A harmless against any damages arising out of or in connection with any environmental pollution caused by or in connection with Party B's activities.

(4) If Party A or Party B is in breach of the aforesaid obligations, it shall compensate the other party for any and all direct losses ( including but without limitation the losses due to its employees or any third party's claim ), but excluding any indirect losses and losses which are unforeseeable at the time when both parties sign this contract, provided always that written documents evidencing the environmental pollution certified by relevant governmental authorities shall have been provided to such party by the party making claims.

12.   Right of First Refusal

      Party A agrees to reserve the rest area of the third floor of 1 # Plant for Party B until 31 December 2003. Party B may lease part or the whole of that area at the same price as applied to the Leased Area before 31 December 2003. After that date, Party B shall have first refusal right for the leasing of that area.

13.   Renewal Option

      The term of this Lease is 5 years. Party B may choose to renew the Lease for another 5 years. The rent for the renewal shall be agreed by the parties but shall not be higher than the average rent for similar factory buildings in the same area.

14.   Vacating Premises

      On vacating the Leased Premises, Party B will be allowed to remove all equipment belonging to them.


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15.   Company Registration

      If Party B's company registration has been rejected by the industry and commerce administration department, Party B may terminate this Lease Contract. Party B should in such case restore the Leased Premises to its original state, and reimburse Party A the costs incurred for the execution of this Lease Contract.

Party A:

Great Wall Science and Technology Stock Company


Signature and Chop:


China Great Wall Computer Shenzhen Stock Company


Signature and Chop


Party B:

Advanced Energy


Signature and Chop